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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Joint Proxy Statement/Prospectus of McKesson Corporation ("McKesson") included in Amendment No. 1 to the Registration Statement on Form S-4 of our reports dated May 18, 1998 on McKesson's consolidated financial statements and financial statements schedule, appearing in and incorporated by reference in the Annual Report on Form 10-K of McKesson for the year ended March 31, 1998, and our report on FoxMeyer Corporation's consolidated financial statements dated June 28, 1996 (March 18, 1997 as to paragraph seven of Note Q), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the sale of the principal assets of FoxMeyer Corporation and its Chapter 7 bankruptcy filing, appearing in the Current Report on Form 8K/A of McKesson filed with the Securities and Exchange Commission on April 28, 1997.

  We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Deloitte & Touche LLP
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San Francisco, California
Dallas, Texas

November 25, 1998